UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 3, 2004

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

LabOne Announces Resignation of John W. McCarty

LabOne, Inc. (Nasdaq: LABS), announced today that John W. McCarty notified the company that he has decided to resign from his position of Executive Vice President and Chief Financial Officer, effective March 31, 2005. John will spend time traveling abroad and pursuing other personal interests.

"John McCarty has had a tremendous influence in our success as we have established a solid management team during the past few years," said W. Thomas Grant II, chairman, president and CEO of LabOne. "We are grateful for his contributions and wish him the best in his future pursuits."

The company, with Mr. McCarty's assistance, will immediately undertake an executive search for a successor.

Item 9.01.  Financial Statements and Exhibits

10.1 Transition Services Agreement between LabOne, Inc. and John W. McCarty, dated September 2, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: September 3, 2004	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer